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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 1, 2002
Date of report (Date of earliest event reported)

Great Lakes REIT
(Exact name of Registrant as specified in Charter)

Commission file number:    1-14307

Maryland (State or other jurisdiction of incorporation or organization)	36-4238056 (I.R.S. Employer identification no.)
823 Commerce Drive, Suite 300, Oak Brook, IL 60523 (Address of principal executive offices, including zip code)
(630) 368-2900 (Registrant's telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.

        On October 1, 2002, Great Lakes REIT, through Great Lakes REIT, L.P. and a newly formed subsidiary, GLR-Medical Properties One, LLC, a Delaware limited liability company (collectively, the "Company"), completed the purchase of eight medical office buildings in the metropolitan Chicago market for approximately $59.6 million. The properties were acquired from Advocate Health and Hospitals Corporation, a Chicago-area health care services provider not affiliated with the Company.

        The eight medical office buildings, seven of which are subject to 75-year ground leases, total 459,000 square feet and range in size from 50,000 to 130,000 square feet.

        Funds for the purchase came from funds held in trust for the completion of a 1031 tax-free exchange transaction and from a $36 million one-year bridge loan from Bank One, NA. The interest rate on the bridge loan floats at LIBOR plus 1.85% for the first six months and at LIBOR plus 2.5% for the second six months. The bridge loan may be pre-paid any time prior to its due date without penalty.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired. The Company will file the financial statements related to the acquired properties within the prescribed time period as permitted by paragraph (a)(4) of Item 7 of Form 8-K.

          (b)  Pro Forma Financial Information. The Company will file the pro forma financial information related to the acquired properties within the prescribed time period as permitted by paragraph (b)(2) of Item 7 of Form 8-K.

          (c) Exhibits.

Exhibit No.	Description
99.1	Form of the ground lease between the Company and Advocate Health and Hospitals Corporation relating to 7 of the 8 properties acquired.
99.2	Bridge Loan Agreement between the Company and Bank One, NA, dated as of October 1, 2002.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREAT LAKES REIT
	By:	/s/ RICHARD L. RASLEY
	Name:	Richard L. Rasley
	Title:	Executive Vice President and Secretary
Date: October 15, 2002

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of the ground lease between the Company and Advocate Health and Hospitals Corporation relating to 7 of the 8 properties acquired.
99.2	Bridge Loan Agreement between the Company and Bank One, NA, dated as of October 1, 2002.

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX